UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2010

EZCORP, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19424 (Commission File Number)	74-2540145 (IRS Employer Identification No.)
1901 Capital Parkway, Austin, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)	On February 11, 2010, EZCORP, Inc. entered into an Employment and Post-Employment Agreement with Robert A. Kasenter, Senior Vice President of Administration. A copy of that agreement is attached as Exhibit 10.1. The following is a summary of the terms of that agreement:
•	The Company has agreed to employ Mr. Kasenter through October 4, 2010 at his current compensation and benefits. If Mr. Kasenter’s employment is terminated on or prior to October 4, 2010 due to his death or disability, he (or his spouse or estate) will receive a payment equal to one year’s salary plus target bonus and will be entitled to continued coverage under the Company’s healthcare plans for a period of one year following the termination of employment.

•	Upon Mr. Kasenter’s retirement from active employment on October 4, 2010, the Company and Mr. Kasenter will enter into a three-year consulting agreement pursuant to which Mr. Kasenter will provide consulting services to the Company through September 30, 2013. Under the consulting agreement, Mr. Kasenter will receive (a) an annual consulting fee of $375,000, payable monthly, (b) reimbursement or direct payment of the costs to continue coverage under the Company’s healthcare plans during the term of the consulting agreement and (c) reimbursement or direct payment of reasonable business expenses, including travel, offsite office and administrative support. If the consulting agreement is terminated by reason of Mr. Kasenter’s death or disability, he (or his spouse or estate) will be entitled to receive a payment equal to one year’s annual consulting fee and will be entitled to reimbursement or direct payment of the costs to continue coverage under the Company’s healthcare plans for a period of one year following such termination. The consulting agreement will expire on September 30, 2013, but may be extended for additional one-year periods by mutual consent of the parties.

•	The Company has agreed to grant to Mr. Kasenter, within 30 days following the appointment of a qualified replacement executive manager of the Company’s human resources function (as determined by the Compensation Committee of the Board of Directors), an award of 30,000 shares of restricted stock, with one-third of such shares vesting on each September 30 of 2011, 2012 and 2013. In the event of Mr. Kasenter’s death or disability on or prior to September 30, 2013, all unvested shares will vest immediately.

•	During the term of his association with the Company (either as an employee or a consultant) and for a period of two years thereafter, Mr. Kasenter will continue to be subject to confidentiality obligations and will be prohibited from competing with the company or soliciting the company’s employees.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1	Employment and Post-Employment Agreement, dated February 11, 2010, between EZCORP, Inc. and Robert A. Kasenter
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.
Date: February 16, 2010	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment and Post-Employment Agreement, dated February 11, 2010, between EZCORP, Inc. and Robert A. Kasenter

3